EXHIBIT 99

The Registrant's Annual Report on Form 10-K for the period ended December
31, 2002 filed with the Securities and Exchange Commission on March 31, 2003 is accompanied by the following certifications furnished solely pursuant to 18 U.S.C. Section 1350:


                                  Certification

         Pursuant to 18 U.S.C. Section 1350, the undersigned officer of LaserSight Incorporated (the "Company") hereby certifies that the Company's Annual Report on Form 10-K for the year ended December
         31, 2002 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

         Dated: March 31, 2003

           /s/ Michael R. Farris
         -----------------------------------
         Name: Michael R. Farris
         Title: Chief Executive Officer



                                  Certification

         Pursuant to 18 U.S.C. Section 1350, the undersigned officer of LaserSight Incorporated (the "Company") hereby certifies that the Company's Annual Report on Form 10-K for the year ended December
         31, 2002 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

         Dated: March 31, 2003

           /s/ Gregory L. Wilson
         -----------------------------------
         Name: Gregory L. Wilson
         Title: Chief Financial Officer